Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

CTI BIOPHARMA CORP.

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), and/or shares of series X convertible preferred stock, par value $0.001 per share (the “Series X Preferred”), of CTI BioPharma Corp. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus supplement (and the accompanying prospectus), dated February 14, 2020 (the “Prospectus”), hereby certifies to Computershare Trust Company, N.A., as subscription agent for the Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below:

	Number of Shares of Common Stock Owned (or issuable upon conversion of the shares of Series O Convertible Preferred Stock) on the Record Date	Subscription Rights Exercised
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

[Note: Any participant in the Rights Offering, who following the exercise of such participant’s Subscription Rights would become a holder of greater than 9.9% of the outstanding number of shares of Common Stock following the Rights Offering, may elect to instead purchase Series X Preferred at a purchase price of $10,000 per share (ratably adjusted for fractional shares). Any such holder so electing would have a right to purchase 1/10,000th of a share of Series X Preferred for each share of Common Stock it had a right to purchase pursuant to its Subscription Rights, as described in the Prospectus.]

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[NAME OF NOMINEE]

By:

Name:

Title:

DTC Basic Subscription Confirmation Number(s)